                                                                    EXHIBIT 99.1


NEWS RELEASE                           [CORRECTIONS CORPORATION OF AMERICA LOGO]


Contact:      Karin Demler: (615) 263-3005

                       CORRECTIONS CORPORATION OF AMERICA
                 ANNOUNCES 2005 FIRST QUARTER FINANCIAL RESULTS


NASHVILLE, TENN. - MAY 5, 2005 - CORRECTIONS CORPORATION OF AMERICA (NYSE: CXW) (the "Company") today announced its financial results for the three month period ended March 31, 2005.

FINANCIAL REVIEW

FIRST QUARTER OF 2005 COMPARED WITH FIRST QUARTER OF 2004

For the first quarter of 2005, the Company reported a net loss available to common stockholders of $8.9 million, or $0.24 per diluted share, compared with net income available to common stockholders of $14.4 million, or $0.37 per diluted share, for the first quarter of 2004. Financial results for the three months ended March 31, 2005 included a pre-tax charge of $35.0 million for refinancing transactions completed during the first quarter of 2005 as further described below. Earnings per diluted share excluding this special charge, amounted to $0.35 per diluted share.

Operating income for the first quarter of 2005 was $38.6 million compared with $42.6 million for the first quarter of 2004. EBITDA adjusted for special items ("Adjusted EBITDA") for the three months ended March 31, 2005, was $52.9 million, compared with $55.5 million for the same period in 2004. As further described below, financial results for the three months ended March 31, 2005, were negatively impacted by reduced inmate populations at a number of the Company's facilities, primarily the Prairie Correctional Facility in Minnesota as a result of the state of Wisconsin's decision to return inmates to its state prison system throughout 2004. In addition, the first quarter of 2004 contained one additional operating day. During the first quarter of 2005, the Company incurred approximately $875,000 as a result of increased staffing levels in anticipation of additional inmate populations at several facilities where expansions had recently been completed, compared with $1.7 million in start-up expenses during the first quarter of 2004.

Adjusted Free Cash Flow decreased $11.4 million to $15.7 million during the three months ended March 31, 2005, compared with $27.1 million generated during the same period in 2004. The decrease in adjusted free cash flow was primarily the result of the repayment of $13.5 million in taxes associated with excess refunds received by the Company in 2002 and 2003, as described in the Company's fourth quarter 2004 earnings release. Excluding the tax payment, Adjusted Free Cash Flow increased $2.1 million, or 7.8%.

Earnings Per Diluted Share Excluding Special Charges, Adjusted EBITDA and Adjusted Free Cash Flow are non-GAAP financial measures. Please refer to the Supplemental Financial Information and related note following the financial statements herein.

DEBT REFINANCING TRANSACTIONS

As previously announced, during March 2005, the Company completed the sale and issuance of $375.0 million aggregate principal amount of 6.25% senior notes due 2013 in an institutional private


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10 Burton Hills Boulevard, Nashville, Tennessee 37215, Phone: 615-263-3000
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                                                  CCA 2005 First Quarter Results
                                                                          Page 2


placement. The net proceeds of the offering, along with cash on hand, were used to purchase all of the Company's $250.0 million 9.875% senior notes due 2009, to prepay $110.0 million in aggregate principal amount of the Company's existing term loans under the Company's senior secured credit facility, and to pay fees and expenses associated with these transactions. These refinancing transactions resulted in a pre-tax charge of $35.0 million, consisting of a tender premium paid to the holders of the 9.875% senior notes at a price of approximately 111% of par, the write-off of existing deferred loan costs, as well as fees and expenses associated with the tender offer.

Primarily as a result of these refinancing transactions, Standard & Poor's Ratings Services raised the Company's corporate credit rating to 'BB-' from 'B+'. At the same time, Standard & Poor's raised the Company's senior secured debt rating to 'BB' from 'BB-' and its senior unsecured debt rating to 'BB-' from 'B'. Additionally, Moody's Investors Service reaffirmed the 'B1' rating on the Company's senior unsecured debt and reaffirmed its positive outlook.

During April 2005, the Company completed an additional amendment to its senior secured credit facility that resulted in a reduction to the interest rates applicable to the term portion of the facility from 2.25% over the London Interbank Offered Rate ("LIBOR") to 1.75% over LIBOR and a reduction to the interest rates applicable to the revolving portion of the facility from 3.50% over LIBOR to 1.50% over LIBOR, while the fees associated with the unused portion of the revolving credit facility were reduced from 50 basis points to
37.5 basis points. In connection with this amendment, the Company prepaid $20.0 million of the term portion of the senior secured credit facility by drawing a like amount on the revolving portion of the facility. The Company expects to report a pre-tax charge of approximately $0.3 million during the second quarter of 2005 for the pro-rata write-off of existing deferred loan costs and third-party fees and expenses associated with the amendment.

OPERATIONS HIGHLIGHTS

For the three months ended March 31, 2005 and 2004, key operating statistics for the continuing operations of the Company were as follows:

                                                 THREE MONTHS ENDED MARCH 31,
            Metric                                 2005                2004
-------------------------------------------    -------------      --------------
Average Available Beds                                70,065             63,711
Average Compensated Occupancy                           89.4%              95.6%
Total Compensated Man-Days                         5,636,819          5,545,369

Revenue per Compensated Man-Day                $       49.88      $       48.83
Operating Expense per Compensated Man-Day:
   Fixed                                               29.08              27.61
   Variable                                             9.11               9.10
                                               -------------      -------------
   Total                                               38.19              36.71
                                               -------------      -------------

Operating Margin per Compensated Man-Day       $       11.69      $       12.12
                                               =============      =============
Operating Margin                                       23.4%              24.8%


Operating margins decreased from 24.8% in 2004 to 23.4% in 2005. The decrease in margins from the prior-year period was substantially the result of a reduction in inmate populations at a number of the Company's facilities including its Prairie Correctional Facility and Central Arizona Detention Center, as well as at several managed-only facilities, including the Bay County Jail and Metro-Davidson County Detention Facility. The reductions in inmate populations were not sufficient to justify a decrease in staffing levels at most of these facilities, resulting in an increase in fixed expenses per compensated man-day.


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                                                  CCA 2005 First Quarter Results
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Variable expenses remained essentially flat during the first quarter of 2005 compared with the same period in the prior year. An increase in inmate medical expenses caused by an inflationary environment for health care costs and medical care was offset by a reduction in legal expenses resulting from the successful negotiation of a number of outstanding legal matters.

Total revenue for the first quarter of 2005 increased to $285.9 million from $276.8 million during the first quarter of 2004, as total compensated man-days increased slightly from 5.5 million to 5.6 million compensated man-days. The increase in compensated man-days was primarily the result of a full quarter of management of the six facilities in Texas awarded to the Company effective January 15, 2004, as well as the commencement of operations at the Delta Correctional Facility located in Greenwood, Mississippi effective April 1, 2004. Despite the increase in compensated man-days, average compensated occupancy for the first quarter of 2005 decreased to 89.4% from 95.6% in the first quarter of 2004. A significant factor affecting the decline in occupancy was an increase in the previously reported design capacities of a number of facilities based on the nature of the customer utilizing the facilities. These reconfigurations are typically completed with minimal capital outlays. Excluding these changes in design capacity, average compensated occupancy for the quarter ended March 31, 2005, would have been 92.5%. Also affecting compensated occupancy for the quarter was the expansion by approximately 2,500 beds at seven of the Company's facilities, substantially all of which were completed subsequent to October 1, 2004. Finally, the Company did experience population declines from the first quarter 2004 levels at several facilities, as discussed above.

BUSINESS DEVELOPMENT UPDATE

On February 28, 2005, the Company announced that it received notification from the Indiana Department of Corrections of its intent to return to Indiana approximately 620 male Indiana inmates housed at the Company's Otter Creek Correctional Center in Wheelwright, Kentucky. The Company is working with Indiana corrections officials on plans to return the inmates to the Indiana corrections system by the end of May 2005. The Indiana population at Otter Creek was 383 as of March 31, 2005. The Company is pursuing opportunities with a number of potential customers to fill the vacancy; however, if the Company is unable to obtain a new agreement it intends to implement a phased closure of the Otter Creek facility that will coincide with the return of Indiana inmates.

On March 21, 2005, the Company announced that it received notification from the Tulsa County Commission in Oklahoma that the County elected to have the Tulsa County Sheriff's Office manage the 1,440-bed David L. Moss Criminal Justice Center, located in Tulsa. The Company's current contract expires on June 30, 2005.

Commenting on the Company's financial results, President and CEO, John Ferguson stated, "The first quarter operating results were clearly in line with our expectations. On a comparable quarter basis, earnings were impacted by a reduction of inmate populations at several facilities, including the previously disclosed loss of Wisconsin inmates at our Prairie Correctional Facility in Minnesota. We continue to work with the state of Minnesota in filling the Prairie facility, and believe that the softness in inmate populations will be short-lived."

Ferguson continued: "On a positive note, we completed a number of very positive financing transactions that will strengthen our balance sheet and add to earnings over the long-term. Looking out over the remainder of the year, we are excited about the prospects of the BOP substantially occupying our Northeast Ohio facility as well as the anticipated occupancy of a number of our expansion projects


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                                                  CCA 2005 First Quarter Results
                                                                          Page 4


including Lake City, Houston and Leavenworth. We continue to be positive about the long-term prospects for our business, as the supply of prison beds nationally continues to be constrained in the face of growing inmate populations."

GUIDANCE

The Company expects diluted earnings per share for the second quarter of 2005 to be in the range of $0.37 to $0.39, and full year diluted earnings per share to be in the range of $1.74 to $1.82, excluding expenses associated with debt refinancing transactions. Although the accounting for share-based payments for the implementation of the Statement of Financial Accounting Standards No. 123R has been delayed until 2006, the Company's full year guidance for 2005 includes expenses totaling approximately $0.03 per diluted share, net of taxes, for the amortization of restricted stock issued to employees who have historically been granted stock options.

During 2005, the Company expects to invest approximately $127.0 million in capital expenditures, consisting of approximately $82.4 million in prison construction and expansion, $23.6 million in maintenance capital expenditures and approximately $21.0 million in information technology. The increase in capital expenditures is primarily attributed to construction costs at the new Red Rock Correctional Center that were previously expected to be incurred during 2006.

SUPPLEMENTAL FINANCIAL INFORMATION AND INVESTOR PRESENTATIONS

The Company has made available on its website supplemental financial information and other data for the three months ended March 31, 2005. The Company does not undertake any obligation, and disclaims any duty, to update any of the information disclosed in this report. Interested parties may access this information through the Company's website at www.correctionscorp.com under "Financial Information" of the Investor section.

The Company's management will be meeting with investors from time to time during the second quarter of 2005. The investor presentation will also be available on the Company's website beginning Monday, May 16, 2005. Interested parties may access this information through the Company's website at www.correctionscorp.com under "Webcasts" of the Investor section.

WEBCAST AND REPLAY INFORMATION

The Company will host a webcast conference call at 2:00 p.m. Central Time (3:00 p.m. Eastern Time) today to discuss its first quarter financial results. To listen to this discussion, please access "Webcasts" on the Investor page at www.correctionscorp.com. The conference call will be archived on the Company's website following the completion of the call. In addition, a telephonic replay will begin today at 4:00 p.m. Central Time through 11:59 p.m. Central Time on May 12, 2005, by dialing 1-800-405-2236, pass code 11028011.

In addition, the Company will host a webcast of its 2005 Annual Meeting of Stockholders beginning at 10:00 a.m. Central Time on Tuesday, May 10, 2005. To listen to the live broadcast, please access "Webcasts" on the Investor page at www.correctionscorp.com.

ABOUT THE COMPANY

The Company is the nation's largest owner and operator of privatized correctional and detention facilities and one of the largest prison operators in the United States, behind only the federal government and three states. The Company currently operates 64 facilities, including 39 company-owned facilities, with a total design capacity of approximately 70,000 beds in 19 states and the District of Columbia. The Company


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                                                  CCA 2005 First Quarter Results
                                                                          Page 5


specializes in owning, operating and managing prisons and other correctional facilities and providing inmate residential and prisoner transportation services for governmental agencies. In addition to providing the fundamental residential services relating to inmates, the Company's facilities offer a variety of rehabilitation and educational programs, including basic education, religious services, life skills and employment training and substance abuse treatment. These services are intended to reduce recidivism and to prepare inmates for their successful re-entry into society upon their release. The Company also provides health care (including medical, dental and psychiatric services), food services and work and recreational programs.

FORWARD-LOOKING STATEMENTS

This press release contains statements as to the Company's beliefs and expectations of the outcome of future events that are forward-looking statements as defined within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These include, but are not limited to, the risks and uncertainties associated with: (i) fluctuations in the Company's operating results because of, among other things, changes in occupancy levels, competition, increases in cost of operations, fluctuations in interest rates and risks of operations; (ii) changes in the privatization of the corrections and detention industry, the public acceptance of the Company's services and the timing of the opening of and demand for new prison facilities; (iii) the Company's ability to obtain and maintain correctional facility management contracts, including as the result of sufficient governmental appropriations and as the result of inmate disturbances;
(iv) increases in costs to construct or expand correctional facilities that exceed original estimates, or the inability to complete such projects on schedule as a result of various factors, many of which are beyond the Company's control, such as weather, labor conditions and material shortages, resulting in increased construction costs; and (v) general economic and market conditions. Other factors that could cause operating and financial results to differ are described in the filings made from time to time by the Company with the Securities and Exchange Commission.

The Company takes no responsibility for updating the information contained in this press release following the date hereof to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events or for any changes or modifications made to this press release.


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                                                  CCA 2005 First Quarter Results
                                                                          Page 6


               CORRECTIONS CORPORATION OF AMERICA AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
         (UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                                 MARCH 31,      December 31,
                                      ASSETS                                       2005             2004
------------------------------------------------------------------------        -----------     ------------
Cash and cash equivalents                                                       $    48,407     $     50,938
Restricted cash                                                                      11,021           12,965
Investments                                                                           8,744            8,686
Accounts receivable, net of allowance of $1,422 and $1,380, respectively            150,253          155,926
Deferred tax assets                                                                  56,756           56,410
Prepaid expenses and other current assets                                            18,830           16,636
Current assets of discontinued operations                                                --              727
                                                                                -----------     ------------

         Total current assets                                                       294,011          302,288

Property and equipment, net                                                       1,665,162        1,660,010

Investment in direct financing lease                                                 16,899           17,073
Goodwill                                                                             15,425           15,563
Other assets                                                                         26,875           28,144
                                                                                -----------     ------------

         Total assets                                                           $ 2,018,372     $  2,023,078
                                                                                ===========     ============

                       LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------------------------------------------

Accounts payable and accrued expenses                                           $   152,104     $    146,751
Income taxes payable                                                                  6,404           22,207
Current portion of long-term debt                                                     2,014            3,182
Current liabilities of discontinued operations                                           35              125
                                                                                -----------     ------------
         Total current liabilities                                                  160,557          172,265

Long-term debt, net of current portion                                              985,166          999,113
Deferred tax liabilities                                                              9,701           14,132
Other liabilities                                                                    21,408           21,574
                                                                                -----------     ------------

         Total liabilities                                                        1,176,832        1,207,084
                                                                                -----------     ------------

Commitments and contingencies

Common stock - $0.01 par value; 80,000 shares authorized; 39,129 and 35,415 shares issued and outstanding at March 31, 2005 and
   December 31, 2004, respectively                                                      391              354
Additional paid-in capital                                                        1,492,238        1,451,885
Deferred compensation                                                                (7,641)          (1,736)
Retained deficit                                                                   (643,448)        (634,509)
                                                                                -----------     ------------

         Total stockholders' equity                                                 841,540          815,994
                                                                                -----------     ------------

         Total liabilities and stockholders' equity                             $ 2,018,372     $  2,023,078
                                                                                ===========     ============


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                                                  CCA 2005 First Quarter Results
                                                                          Page 7


               CORRECTIONS CORPORATION OF AMERICA AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
         (UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                    FOR THE THREE MONTHS
                                                                                      ENDED MARCH 31,
                                                                                  ------------------------
                                                                                    2005           2004
                                                                                  ---------      ---------
REVENUE:
  Management and other                                                            $ 284,958      $ 275,863
  Rental                                                                                972            948
                                                                                  ---------      ---------
                                                                                    285,930        276,811
                                                                                  ---------      ---------
EXPENSES:
  Operating                                                                         220,582        210,341
  General and administrative                                                         12,538         10,969
  Depreciation and amortization                                                      14,200         12,852
                                                                                  ---------      ---------
                                                                                    247,320        234,162
                                                                                  ---------      ---------

OPERATING INCOME                                                                     38,610         42,649
                                                                                  ---------      ---------

OTHER (INCOME) EXPENSE:
  Interest expense, net                                                              17,428         17,641
  Expenses associated with debt refinancing and recapitalization transactions        35,032             25
  Other (income) expenses                                                              (124)            46
                                                                                  ---------      ---------
                                                                                     52,336         17,712
                                                                                  ---------      ---------

INCOME (LOSS) FROM CONTINUING OPERATIONS  BEFORE
  INCOME TAXES                                                                      (13,726)        24,937

   Income tax (expense) benefit                                                       4,787         (9,975)
                                                                                  ---------      ---------

INCOME (LOSS) FROM CONTINUING OPERATIONS                                             (8,939)        14,962

   Income from discontinued operations, net of taxes                                     --            222
                                                                                  ---------      ---------

NET INCOME (LOSS)                                                                    (8,939)        15,184

  Distributions to preferred stockholders                                                --           (814)
                                                                                  ---------      ---------

NET INCOME (LOSS) AVAILABLE TO COMMON STOCKHOLDERS                                $  (8,939)     $  14,370
                                                                                  =========      =========

BASIC EARNINGS (LOSS) PER SHARE:
  Income (loss) from continuing operations                                        $   (0.24)     $    0.40
  Income from discontinued operations, net of taxes                                      --           0.01
                                                                                  ---------      ---------
   Net income (loss) available to common stockholders                             $   (0.24)     $    0.41
                                                                                  =========      =========

DILUTED EARNINGS (LOSS) PER SHARE:
  Income (loss) from continuing operations                                        $   (0.24)     $    0.36
  Income from discontinued operations, net of taxes                                      --           0.01
                                                                                  ---------      ---------
   Net income (loss) available to common stockholders                             $   (0.24)     $    0.37
                                                                                  =========      =========


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                                                  CCA 2005 First Quarter Results
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               CORRECTIONS CORPORATION OF AMERICA AND SUBSIDIARIES
                       SUPPLEMENTAL FINANCIAL INFORMATION
                      (UNAUDITED AND AMOUNTS IN THOUSANDS)


CALCULATION OF ADJUSTED FREE CASH FLOW

                                                                                FOR THE THREE MONTHS ENDED
                                                                                        MARCH 31,
                                                                                --------------------------
                                                                                  2005              2004
                                                                                --------          --------
Pre-tax income (loss) available to common stockholders                          $(13,726)         $ 24,345
Expenses associated with debt refinancing and recapitalization transactions       35,032                25
Income taxes paid                                                                (13,761)             (385)
Depreciation and amortization                                                     14,200            12,852
Depreciation and amortization for discontinued operations                             --                18
Income tax expense for discontinued operations                                        --               148
Amortization of stock-based compensation reflected in G&A expenses                   206                --
Amortization of debt costs and other non-cash interest                             1,378             1,876
Maintenance and technology capital expenditures                                   (7,632)          (11,821)
                                                                                --------          --------

ADJUSTED FREE CASH FLOW                                                         $ 15,697          $ 27,058
                                                                                ========          ========


CALCULATION OF ADJUSTED EBITDA

                                                                                FOR THE THREE MONTHS ENDED
                                                                                        MARCH 31,
                                                                                --------------------------
                                                                                  2005              2004
                                                                                --------          --------
Net income                                                                      $ (8,939)         $ 15,184
Interest expense, net                                                             17,428            17,641
Depreciation and amortization                                                     14,200            12,852
Income tax (benefit) expense                                                      (4,787)            9,975
Income from discontinued operations, net of taxes                                     --              (222)
                                                                                --------          --------

EBITDA                                                                          $ 17,902          $ 55,430

Expenses associated with debt refinancing and recapitalization transactions       35,032                25
                                                                                --------          --------

ADJUSTED EBITDA                                                                 $ 52,934          $ 55,455
                                                                                ========          ========


CALCULATION OF ADJUSTED DILUTED EARNINGS PER SHARE

                                                                                         FOR THE THREE MONTHS ENDED
                                                                                               MARCH 31, 2005
                                                                                         --------------------------
Net income available to common stockholders                                              $                   (8,939)
Expenses associated with debt refinancing and recapitalization transactions                                  35,032
Income tax benefit for expenses associated with debt refinancing transactions                               (12,218)
                                                                                         --------------------------

Adjusted net income available to common stockholders                                                         13,875
Interest expense applicable to convertible notes, net of taxes                                                  121
                                                                                         --------------------------

Diluted adjusted net income available to common stockholders                             $                   13,996
                                                                                          =========================

Weighted average common shares outstanding - basic                                                           36,536
Effect of dilutive securities:
   Stock options and warrants                                                                                 1,277
   Convertible notes                                                                                          2,204
   Restricted stock-based compensation                                                                           75
                                                                                          -------------------------
Weighted average shares and assumed conversions - diluted                                                    40,092
                                                                                          =========================
ADJUSTED DILUTED EARNINGS PER SHARE                                                       $                    0.35
                                                                                          =========================


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                                                  CCA 2005 First Quarter Results
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               CORRECTIONS CORPORATION OF AMERICA AND SUBSIDIARIES
                   NOTE TO SUPPLEMENTAL FINANCIAL INFORMATION


Net income excluding special charges, Adjusted EBITDA and Adjusted free cash flow are non-GAAP financial measures. The Company believes that these measures are important operating measures that supplement discussion and analysis of the Company's results of operations and are used to review and assess operating performance of the Company and its correctional facilities and their management teams. The Company believes that it is useful to provide investors, lenders and security analysts' disclosures of its results of operations on the same basis as that used by management.

Management and investors review both the Company's overall performance (including GAAP EPS, net income, and Adjusted free cash flow) and the operating performance of the Company's correctional facilities (Adjusted EBITDA). Adjusted EBITDA is useful as a supplemental measure of the performance of the Company's correctional facilities because it does not take into account depreciation and amortization or the impact of the Company's financing strategies or tax provisions. Because the historical cost accounting convention used for real estate assets requires depreciation (except on land), this accounting presentation assumes that the value of real estate assets diminishes at a level rate over time. Because of the unique structure, design and use of the Company's correctional facilities, management believes that assessing performance of the Company's correctional facilities without the impact of depreciation or amortization is useful. The calculation of Adjusted free cash flow substitutes capital expenditures incurred to maintain the functionality and condition of the Company's correctional facilities in lieu of a provision for depreciation; Adjusted free cash flow also excludes certain other non-cash expenses that do not affect the Company's ability to service debt.

The Company may make adjustments to GAAP net income, Adjusted EBITDA and Adjusted free cash flow from time to time for certain other income and expenses that it considers non-recurring, infrequent or unusual, such as the special charge in the preceding calculation of earnings per diluted share excluding special charges, even though such items may require cash settlement, because such items do not reflect a necessary component of the ongoing operations of the Company. Other companies may calculate Adjusted EBITDA and Adjusted free cash flow differently than the Company does, or adjust for other items, and therefore comparability may be limited. EPS excluding special charges, Adjusted EBITDA and Adjusted free cash flow are not measures of performance under GAAP, and should not be considered as an alternative to cash flows from operating activities or as a measure of liquidity or an alternative to net income as indicators of the Company's operating performance or any other measure of performance derived in accordance with GAAP. This data should be read in conjunction with the Company's consolidated financial statements and related notes included in its filings with the Securities and Exchange Commission.


                                       ###